Exhibit 1.01

Franklin Wireless Corp.

Conflict Minerals Report

For The Year Ended December 31, 2022

This Conflict Minerals Report of Franklin Wireless Corp. (the "Company") has been prepared for the year ended December 31, 2022 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

In accordance with the rules, the Company exercised due diligence to determine the Conflict Minerals status of Conflict Minerals necessary to the functionality or production of the wireless data communication products we sell.

The Company has determined in good faith that for calendar year 2022, its Conflict Minerals status resulting from its due diligence efforts shows Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources (terms as defined in the Rule).

Company Overview

Franklin Wireless Corp. is a provider of intelligent wireless solutions including mobile hotspots, routers and modems as well as innovative hardware and software products that support machine-to-machine (M2M) applications and the Internet of Things (IoT). Our M2M and IoT solutions include embedded modules, modems and gateways built to deliver reliable always-on connectivity supporting a broad spectrum of applications. These products are designed to solve wireless connectivity challenges in a variety of vertical markets including video surveillance, digital signage, home security, oil and gas exploration, kiosks, fleet management, smart grid, vehicle diagnostics, telematics and many more.

Product Overview

The Company focuses primarily on wireless modems and routers, which provide a flexible way for consumers to connect to wireless broadband networks from laptop or desktop computers.

1

Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

In order to manage the scope of this task, the Company relied upon its manufacturers and suppliers to provide information on the origin of the necessary Conflict Minerals that are used for functionality and production of the Company's wireless data communication products. The Company’s reasonable country of origin inquiry (RCOI) employed a combination of measures used to determine whether the necessary Conflict Minerals in the Company's products originated from the Democratic Republic of the Congo or an adjoining country.

Conflict Minerals Policy

Franklin Wireless has adopted the following Conflict Minerals policy:

Conflict Minerals refers to minerals (tin, tantalum, tungsten and gold) mined in the eastern provinces of the Democratic Republic of the Congo and in the adjoining countries where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

While we do not source these minerals directly, they may exist in the components of the products we sell.  We are therefore committed to working with our suppliers to ensure that they responsibly source the materials and components used in manufacturing of these products.  We expect suppliers to establish their own due diligence program to achieve conflict-free supply chains. Franklin Wireless is committed to ethical practices and compliance with all applicable laws and regulations.

The policy is posted on our website at www.franklinwireless.com located in “Investor Relations” and “Social Responsibility.”

Due Diligence Process

The Company's due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC-GeSI”) initiative, known as the Conflict-Free Sourcing Initiative (CFSI), with the smelters and refiners of Conflict Minerals who provide those Conflict Minerals to our suppliers. We conducted a survey using a template developed jointly by EICC-GeSI known as the CFSI Reporting Template (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Written instructions for the use of the Template is available on CFSI’s website located at www.conflictfreesourcing.org. The Template is being widely adopted by many companies in their due diligence processes related to Conflict Minerals.

Franklin Wireless Corp.’s due diligence measures included:

-	Conducting a supply-chain survey with the manufacturers regarding the suppliers of materials containing Conflict Minerals using the EICC-GeSI Conflict Minerals Reporting Template to identify smelters and refiners.

-	Taking the smelters and refiners identified in the supply-chain survey and comparing them against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for tantalum, tin, tungsten and gold.

As a company operating in the wireless communications business, the Company is several layers removed from the actual mining of 3TG. The Company does not make any direct purchases of raw ore or unrefined Conflict Minerals and makes no purchases in the Covered Countries.

2

Having conducted a good faith reasonable country of origin inquiry, the Company has concluded that its supply chain Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources.” Franklin Wireless Corp. makes this determination through the use of detailed surveys from its manufacturers using CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. The Company leveraged CFSI and its CFS program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.

In the next compliance period, the Company intends to continue using CFSI and its CFS program to ensure that Conflict Minerals do not benefit armed groups.

All suppliers and manufacturers of materials containing Conflict Minerals were contacted and 100% responded to the survey. As a result of the due diligence survey, the Company has gathered 265 smelters and refineries names from its supply chain. All of these smelters and refineries are identified as CFSI’s known smelters and refineries. Among these 265 smelters and refineries, all 265 are on the list of CFSI's certified Conflict Free Smelters (CFS) list and considered to be conflict free.

Set forth below is the list of identified smelters and refineries identified by CFSI identified by our supply chain and their country of origin:

Metal (*)	Smelter Look-up (*)	Smelter Name (*)	Smelter Country (*)
Gold	LS-NIKKO Copper Inc.	LS-NIKKO	KOREA, REPUBLIC OF
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY
Gold	Chugai Mining	Chugai Mining	JAPAN
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	LT Metal Ltd.	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	Heraeus Germany GmbH Co. KG	GERMANY

3

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	CANADA
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN

4

Gold	Shandong Gold Smelting Co., Ltd.	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	SAFINA A.S.	SAFINA A.S.	CZECHIA
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	REMONDIS PMR B.V.	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	SAAMP	SAAMP	FRANCE
Gold	L'Orfebre S.A.	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	8853 S.p.A.	ITALY
Gold	Italpreziosi	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Bangalore Refinery	Bangalore Refinery	INDIA
Gold	SungEel HiMetal Co., Ltd.	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	Safimet S.p.A	ITALY
Gold	NH Recytech Company	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. North Plant	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA

5

Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	TANIOBIS GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	Alpha	UNITED STATES OF AMERICA
Tin	Dowa	Dowa	JAPAN

6

Tin	EM Vinto	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Yunnan Gejiu	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	Minsur	PERU
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	PT Timah Tbk Mentok	INDONESIA
Tin	PT Timah Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Timah Nusantara	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA

7

Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Metallo Belgium N.V.	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	Metallo Spain S.L.U.	SPAIN
Tin	PT Menara Cipta Mulia	PT Menara Cipta Mulia	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	PT Bangka Serumpun	INDONESIA
Tin	Tin Technology & Refining	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Ma'anshan Weitai Tin Co., Ltd.	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Rajawali Rimba Perkasa	PT Rajawali Rimba Perkasa	INDONESIA
Tin	Luna Smelter, Ltd.	Luna Smelter, Ltd.	RWANDA
Tin	PT Mitra Sukses Globalindo	PT Mitra Sukses Globalindo	INDONESIA
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Bergbau und Hutten AG	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

8

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Masan High-Tech Materials	Masan High-Tech Materials	VIET NAM
Tungsten	Masan Tungsten Chemical LLC (MTC)	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	Niagara Refining LLC	United States Of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Lianyou Metals Co., Ltd.	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Cronimet Brasil Ltda	Cronimet Brasil Ltda	BRAZIL

9